Obalon Announces Third Quarter 2017 Financial Results
SAN DIEGO, CA November 3, 2017 (GLOBE NEWSWIRE) -- Obalon Therapeutics, Inc. (NASDAQ:OBLN), a vertically integrated medical technology company with the first and only FDA-approved swallowable, gas-filled intragastric balloon system for the treatment of obesity, today announced its unaudited financial results as of and for the third quarter ended September 30, 2017.
Third Quarter 2017 highlights:

•	Revenue grew 42% sequentially over Q2-17 to $2.8 million

•	Gross margin improved to 53%

•	First sales to multi-store aesthetic national account

•	Submitted PMA-Supplement for Obalon Navigation System

•	Submitted PMA-Supplement for Obalon Touch Inflation Dispenser
The Company reported total revenues of $2.8 million for the third quarter of 2017, compared to $0.8 million for the third quarter of 2016. Net loss was reported at $9.2 million compared to a net loss of $5.3 million in the third quarter of 2016 and net loss per share for the quarter was $0.55 as compared to net loss per share of $5.46 in the third quarter of 2016.
Cost of goods sold was $1.3 million during the three months ended September 30, 2017, up from $0.6 million for the prior year period. Gross profit for the third quarter of 2017 was $1.5 million, resulting in a gross margin of 53%, compared to a gross profit of $0.1 million and gross margin of 17% for the third quarter of 2016.
Research and Development expense for the third quarter of 2017 totaled $2.8 million, up from $2.2 million in the third quarter of 2016, and Selling, General and Administrative expense increased to $7.8 million for the third quarter of 2017, compared to $2.4 million in the third quarter 2016. Selling, General and Administrative expenses in the third quarter 2017 included a one-time, non-cash charge of $1.4 million for litigation settlement.
Operating loss for the third quarter of 2017 was $9.1 million, compared to an operating loss of $4.5 million for the third quarter of 2016.
As of September 30, 2017, cash, cash equivalents and short-term investments were $53.4 million and debt was $10.0 million.

Call Information
A conference call to discuss third quarter 2017 financial results is scheduled for today, November 3, 2017, at 8:30 AM Eastern Time (5:30 AM Pacific Time). Interested parties may access the conference call by dialing (844) 889-7791 (U.S.) or (661) 378-9934 (international) using passcode 5996758.  Media and individuals will be in a listen-only mode. Participants are asked to dial in a few minutes prior to the call to register for the event.  The conference call will also be webcast live at: http://edge.media-server.com/m6/p/5238gynk.
A replay of the call will be available through November 10, 2017, 10:30 AM EST by calling (855) 859-2056 (U.S.) or (404) 537-3406 (international), using passcode 5996758.  An archive of the webcast will be available for twelve months following the event on the Obalon Therapeutics, Inc. website located at http://investor.obalon.com in the “News & Events” section.
About Obalon Therapeutics, Inc.
Obalon Therapeutics, Inc. (NASDAQ:OBLN) is a San Diego-based company focused on developing and commercializing novel technologies for weight loss. The Obalon management team has over 150 combined years of experience in developing and commercializing novel medical technologies with a track record of financial and clinical excellence. For more information, please visit www.obalon.com.
For Obalon Therapeutics, Inc.
Investor Contact:
William Plovanic
Chief Financial Officer
Obalon Therapeutics, Inc.
Office: +1 760 607 5103
wplovanic@obalon.com
Media:
Megan Driscoll
EvolveMKD
Office Phone: +1 646 517 4220
mdriscoll@evolvemkd.com

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except shares and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016

	(Unaudited)
Revenue:
Revenue	$2,787	$—	$6,222	$—
Revenue, related party	—	773	—	2,621
Total revenue	2,787	773	6,222	2,621
Cost of revenue	1,314	644	3,127	1,938
Gross profit	1,473	129	3,095	683
Operating expenses:
Research and development	2,798	2,169	7,958	7,267
Selling, general and administrative	7,813	2,412	19,606	5,387
Total operating expenses	10,611	4,581	27,564	12,654
Loss from operations	(9,138)	(4,452)	(24,469)	(11,971)
Interest expense, net	(21)	(135)	(110)	(425)
Loss from change in fair value of warrant liability	—	(669)	—	(550)
Other expense, net	(11)	(4)	(66)	(26)
Net loss	(9,170)	(5,260)	(24,645)	(12,972)
Other comprehensive income (loss)	15	1	(3)	5
Net loss and comprehensive loss	$(9,155)	$(5,259)	$(24,648)	$(12,967)
Net loss per share, basic and diluted	$(0.55)	$(5.46)	$(1.48)	$(18.36)
Weighted-average common shares outstanding, basic and diluted	16,747,791	963,724	16,649,447	706,688

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except shares and par value data)

	September 30, 2017	December 31, 2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$12,083	$72,975
Short-term investments	41,289	2,500
Accounts receivable, net	2,515	—
Accounts receivable, related party	—	515
Inventory	911	827
Other current assets	1,006	1,244
Total current assets	57,804	78,061
Property and equipment, net	1,274	717
Total assets	$59,078	$78,778
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses	$1,143	$595
Accrued compensation	2,671	2,497
Accrued clinical expenses	140	101
Deferred revenue	193	121
Other current liabilities	1,477	1,278
Current portion of long-term loan	957	—
Total current liabilities	6,581	4,592
Deferred rent	26	—
Long-term loan, excluding current portion	8,955	9,881
Total long-term liabilities	8,981	9,881
Total liabilities	15,562	14,473
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 300,000,000 shares authorized as of September 30, 2017 and December 31, 2016; 17,372,214 and 16,773,205 shares issued and outstanding as of September 30, 2017 and December 31, 2016, respectively	17	17
Additional paid-in capital	144,757	140,898
Accumulated other comprehensive loss	(4)	(1)
Accumulated deficit	(101,254)	(76,609)
Total stockholders’ equity	43,516	64,305
Total liabilities and stockholders’ equity	$59,078	$78,778

OBALON THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Nine Months Ended September 30,
	2017	2016

	(Unaudited)
Operating activities:
Net loss	$(24,645)	$(12,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	221	142
Stock-based compensation	2,102	200
Fair value of stock issued for legal settlement	1,398	—
Loss on disposal of fixed assets	—	13
Change in fair value of warrant liability	—	550
Amortization of investment premium, net	24	96
Amortization of debt discount	31	60
Change in operating assets and liabilities:
Accounts receivable, net	(2,515)	—
Accounts receivable from related party	515	121
Inventory	(84)	(75)
Other current assets	240	(2,597)
Accounts payable and accrued expenses	534	519
Accrued compensation	174	(566)
Accrued clinical expenses	39	(774)
Deferred revenue	72	—
Other current and long term liabilities	467	1,690
Net cash used in operating activities	(21,427)	(13,593)
Investing activities:
Purchases of short-term investments	(80,317)	(18,897)
Maturities of short-term investments	41,500	16,150
Purchase of property and equipment	(904)	(259)
Net cash used in investing activities	(39,721)	(3,006)
Financing activities:
Issuance of preferred stock for cash, net of offering costs	—	14,517
Fees paid in connection with loan amendment	—	(15)
Proceeds from stock issued under employee stock purchase plan	210	—
Proceeds from sale of common stock upon exercise of stock options	46	1,065
Net cash provided by financing activities	256	15,567
Net decrease in cash and cash equivalents	(60,892)	(1,032)
Cash and cash equivalents at beginning of period	72,975	3,356
Cash and cash equivalents at end of period	$12,083	$2,324
Supplemental cash flow information:
Interest paid	$416	$405
Conversion of customer deposit from related party to preferred stock	$—	$1,283
Property and equipment in accounts payable	$126	$—